Form 10-K, Exhibit 13
period 1995-06-30
FOUNDATION HEALTH CORPORATION
filed 1995-09-27
CIK 859493

                                                                    EXHIBIT 13.1

                 REPORT OF ERNST & YOUNG, INDEPENDENT AUDITORS

Stockholders and Board of Directors
Intergroup Healthcare Corporation

    We have audited the consolidated financial statements of Intergroup Healthcare Corporation as of December 31, 1993 and 1992, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the two years in the period ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Intergroup Healthcare Corporation at December 31, 1993 and 1992, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 1993 in conformity with generally accepted accounting principles.

ERNST & YOUNG LLP
Tucson, Arizona
February 16, 1994, except
Note 17 as to which the date is
March 18, 1994