Form 10-K, Exhibit 13
period 1995-06-30
FOUNDATION HEALTH CORPORATION
filed 1995-09-27
CIK 859493

                                                                    EXHIBIT 13.2

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders
 of Thomas-Davis Medical Centers, P.C.
Tucson, Arizona

    We have audited the consolidated balance sheets of Thomas-Davis Medical Centers, P.C. and Subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of operations, cash flows, and changes in shareholders' equity for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Intergroup Healthcare Corporation, a 62.6% owned subsidiary, which statements reflect total assets of $156,394,000 and $135,051,000 as of December 31, 1993 and 1992, respectively, and total revenues of $392,036,000 and $294,759,000, respectively, for the years then ended. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Intergroup Healthcare Corporation, is based solely on the report of the other auditors.

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

    In our opinion, based on our audits and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Thomas-Davis Medical Centers, P.C. and Subsidiaries as of December 31, 1993 and 1992, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

STEVENSON, JONES & HOLMAAS P.C.

Tucson, Arizona
April 27, 1994