Form 10-K, Exhibit 13
period 1995-06-30
FOUNDATION HEALTH CORPORATION
filed 1995-09-27
CIK 859493

                                                                    EXHIBIT 13.3

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of CareFlorida Health Systems, Inc.

    We have audited the consolidated balance sheets of CareFlorida Health Systems, Inc. and Subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

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

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of CareFlorida Health Systems, Inc. and Subsidiaries as of December 31, 1993 and 1992, and the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

COOPERS & LYBRAND L.L.P.

Miami, Florida
February 28, 1994