Form 10-K, Exhibit 13
period 1996-06-30
FOUNDATION HEALTH CORPORATION
filed 1996-09-03
CIK 859493

                                                                    EXHIBIT 13.1



                    Report of Ernst & Young, Independent Auditors

Stockholders and Board of Directors
Intergroup Healthcare Corporation



We have audited the consolidated statements of income, changes in stockholders' equity, and cash flows of Intergroup Healthcare Corporation for the year ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Intergroup Healthcare Corporation for the year ended December 31, 1993 in conformity with generally accepted accounting principles.

ERNST & YOUNG LLP

Tucson, Arizona
February 16, 1994, except
Note 17 as to which the date is
March 18, 1994



                                         -70-