Form 10-K, Exhibit 13
period 1996-06-30
FOUNDATION HEALTH CORPORATION
filed 1996-09-03
CIK 859493

                                                                    EXHIBIT 13.2


                             INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Shareholders
  of Thomas-Davis Medical Centers, P.C.
Tucson, Arizona

We have audited the consolidated statements of operations, cash flows, and changes in shareholders' equity of Thomas-Davis Medical Centers, P.C. and Subsidiaries for the year ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We did not audit the financial statements of Intergroup Healthcare Corporation, a 62.6% owned subsidiary, which statements reflect total revenues of $392,036,000 for the year ended December 31, 1993. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Intergroup Healthcare Corporation, is based solely on the report of the other auditors.

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

In our opinion, based on our audit and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the results of the operations and cash flow of Thomas-Davis Medical Centers, P.C. and Subsidiaries for the year ended December 31, 1993, in conformity with generally accepted accounting principles.


STEVENSON, JONES & HOLMASS, P.C.

Tuscon, Arizona
April 27, 1994