Form 10-K, Exhibit 13
period 1996-06-30
FOUNDATION HEALTH CORPORATION
filed 1996-09-03
CIK 859493

                                                                    EXHIBIT 13.3


                          REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of CareFlorida Health Systems, Inc.

We have audited the consolidated statements of income, changes in stockholders' equity, and cash flows of CareFlorida Health Systems, Inc. And Subsidiaries for the year ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of CareFlorida Health Systems, Inc. And Subsidiaries for the year ended December 31, 1993 in conformity with generally accepted accounting principles.

COOPERS & LYBRAND LLP

Miami, Florida
February 28, 1994


                                         -72-